     CASH MANAGEMENT AND RELATED SERVICES AGREEMENT, dated as of 11/13/99 between each mutual fund and/or portfolio series of each mutual fund listed on Schedule A hereto (each a "Fund", collectively the "Funds"), and The Bank of New York (the "Bank").


                                  WITNESSETH:

     That in consideration of the mutual agreements and covenants herein contained, the Bank and each Fund hereby agree as follows:


                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     Whenever used in this Agreement, unless the context otherwise requires, the following words shall have the meanings set forth below:


     1. "ACCOUNT" shall mean an account in the name of a Fund or such Fund's transfer agent for receiving and disbursing money as provided in this Agreement.

     2. "ACCOUNT AVAILABLE BALANCE" shall mean with respect to an Account for any given day during a calendar month a positive or negative dollar amount equal to (A) if such day is a Business Day, the Account Available Balance as of the close of the last preceding Business Day plus a positive or negative dollar amount equal to the difference, if any, between the Chargeable Credits with respect to such day and such Account and the Chargeable Debits with respect to such day and such Account, and (B) if such day is not a Business Day, the Account Available Balance as of close of the last preceding Business Day, except that both (A) and (B) shall be reduced by the United States Federal Reserve reserve requirements then applicable to the Bank with respect to such Account. The Account Available Balance of an Account shall be zero on the date immediately preceding the first date on which an entry, consisting of either a Chargeable Credit or Chargeable Debit, is first made to such Account hereunder.

     3. "ACCESS" shall mean any on-line communication system provided by the Bank hereunder whereby either the receiver of such communication is able to verify by codes or otherwise with a reasonable degree of certainty the identity of the sender of such communication, or the sender is required to provide a password or other identification code.

     4. "AUTHORIZED PERSON" shall mean either (A) any person duly authorized by corporate resolutions of the board of directors or board of trustees of a Fund (each, a "Board") to give Oral and/or Written Instructions on behalf of such Fund, such persons to be designated in a certificate, substantially in the form of Exhibit A, which contains a specimen signature of such person, or (B) any person sending or transmitting any instruction or direction through ACCESS.

     5. "BUSINESS DAY" shall mean any day on which the Federal Reserve Bank of New York is open for business, except for any such day on which the Bank is required by law or regulation to be closed, or elects to be closed.

     6. "CALENDAR MONTH EARNINGS CREDIT" shall mean with respect to an Account for any calendar month the dollar amount, whether positive or negative, equal to the sum of the Gross Calendar Month Earnings Credit with respect to such Account for such calendar month and the Monthly Overdraft Charges with respect to such Account for such calendar month.

     7. "CHARGEABLE CREDITS" shall mean with respect to an Account for any given day during a calendar month a positive amount of dollars equal to the sum, if any, of (A) the aggregate dollar amount of Federal Funds credited to such Account by the Bank in accordance with the then applicable availability schedule of the Federal Reserve Bank of New York, and (B) the aggregate dollar amount of Bank internal transfers of Federal Funds to such Account.

     8. "CHARGEABLE DEBITS" shall mean with respect to an Account for any given day during a calendar month a negative dollar amount equal to the sum, if any, of (A) the aggregate dollar amount of Federal Funds relating to such Account charged against the Bank by the Federal Reserve Bank of New York on or as of such day, and (B) the aggregate dollar amount of drafts drawn on such Account which are deposited in the Bank by customers of the Bank on such day, or Bank internal transfers from, or charges to, such Account.

     9. "DAILY EARNINGS" shall mean with respect to an Account for any day during a calendar month a positive dollar amount equal to the product of (A) the positive Account Available Balance, if any, of such Account for such day, multiplied by (B) the Daily Earnings Rate for such day. The Daily Earnings with respect to an Account for any day during a calendar month on which the Account Available Balance of such Account is negative shall be zero.

     10. "DAILY EARNINGS RATE" shall mean for any day during a calendar month one three hundred and sixty-fifth of the 91 day U.S. Treasury Bill discount rate of the Monday auction first preceding such day (whether or not such day is a Monday, and whether or not such Monday auction was in the immediately prior month), as such Monday auction 91 day U.S. Treasury Bill discount rate is reported in The Wall Street Journal.

     11. "DAILY OVERDRAFT CHARGES" shall mean with respect to an Account for any day during any calendar month a negative dollar amount equal to the product, if any, of (A) the negative Account Available Balances, if any, with respect to such Account for such day during such calendar month, multiplied by (B) the Overdraft Rate.

     12.   "FEDERAL FUNDS" shall mean immediately available same day funds.

     13. "GROSS CALENDAR MONTH EARNINGS CREDIT" shall mean with respect to an Account for any calendar month a positive dollar amount equal to the aggregate sum of the Daily Earnings of such Account for such calendar month.

     14. "MONTHLY OVERDRAFT CHARGES" shall mean with respect to an Account for any calendar month a negative dollar amount equal to the aggregate sum of the Daily Overdraft Charges with respect to such Account for such calendar month which have not been previously paid to the Bank by the Fund to which such Account relates.

     15. "OMNIBUS ACCOUNT" shall mean an account at the Bank for the benefit of the Funds into which money (A) to be deposited into an Account is initially credited pending its transfer to such Account pursuant to Article III hereof, or
(B) transferred from an Account pursuant to Article III is deposited pending its disbursement pursuant to Article III.

     16. "ORAL INSTRUCTIONS" shall mean verbal instructions actually received by the Bank from an Authorized Person or from a person reasonably believed by the Bank to be an Authorized Person.

     17. "OVERDRAFT RATE" shall mean with respect to an Account for any calendar day during any calendar month a rate equal to one three hundred and sixtieth of the fed funds rate plus 1%.

     18. "SHAREHOLDER" shall mean any record holder of any Shares, as identified to the Bank from time to time pursuant to this Agreement.

     19. "SHARES" shall mean all or any part of each class of the shares of capital stock, beneficial interest, or limited partnership interest of a Fund, as the case may be, which are authorized and/or issued from time to time.

     20. "WRITTEN INSTRUCTIONS" shall mean written instructions actually received by the Bank from an Authorized Person or from a person reasonably believed by the Bank to be an Authorized Person by letter, memorandum, telegram, cable, telex, facsimile or through ACCESS.

                                   ARTICLE II
               APPOINTMENT OF BANK; REPRESENTATIONS AND WARRANTIES
               --------------------------------------------------

     1. APPOINTMENT; ESTABLISHMENT OF ACCOUNTS. Each Fund hereby appoints the Bank as its agent for the term of this Agreement to perform the cash management services set forth herein and in Schedule I attached hereto and made a part hereof (as such Schedule may be amended or supplemented from time to time by mutual agreement) which are selected by the Funds from time to time. The Bank hereby accepts appointment as such agent for each Fund and agrees to establish and maintain one or more Accounts and/or Omnibus Accounts as the parties shall determine are necessary to receive and disburse money as provided in this Agreement.

     2. REPRESENTATIONS AND WARRANTIES. Each Fund hereby represents and warrants only as to itself, and not jointly, to the Bank, which representations and warranties shall be deemed to be continuing and to be reaffirmed upon delivery to the Bank of any Oral or Written Instructions, that:

     (a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

     (b) This Agreement has been duly authorized, executed and delivered by the Fund in accordance with all requisite corporate action and constitutes a valid and legally binding obligation of the Fund enforceable in accordance with its terms, except to the extent such enforcement may be limited by general equity principles or bankruptcy principles; and

     (c) It is conducting its business in compliance with all applicable laws and regulations, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; there is no statute, regulation, rule, order or judgment binding on it and no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property which would prohibit its execution or performance of this Agreement.

     3. BOARD RESOLUTIONS. Each Fund shall provide the Bank with a certified copy of a resolution of its Board appointing the Bank as its agent to act hereunder and providing for the creation of such Fund's Account(s), the utilization by such Fund of one or more Omnibus Accounts and the execution by such Fund of this Agreement, it being understood that receipt of the same by the Bank shall be a condition precedent to the Bank's establishing an Account for such Fund or such Fund's utilization of an Omnibus Account.

                                  ARTICLE III
                            CASH MANAGEMENT SERVICES
                            ------------------------

     1. RECEIPT OF MONEY. The Bank shall receive money for credit to an Account only:

     (i) by personal presentment of drafts by a Fund, but not by a Shareholder of such Fund, at the branch or branches in Manhattan identified from time to time by the Bank to such Fund, provided such presentment is in accordance with the time frames specified by the Bank to such Fund;

     (ii) by mailing of drafts to a post office box designated by the Bank for such purpose, provided such drafts are accompanied by a properly completed investment stub;

     (iii) by wire transfer to an account maintained at the Federal Reserve Bank of New York as identified in writing by the Bank to a Fund;

     (iv) by transfer to an account identified in writing by the Bank to a Fund through the New York Automated Clearing House;

     (v) by transfer from another Account maintained by such Fund with the Bank under this Agreement;

     (vi) by transfer from another account maintained by such Fund with the Bank, including such Fund's the Bank account under its Custody Agreement with the Bank as The Bank; or

     (vii) by transfer from any other account maintained with the Bank.

All money received by the Bank shall be credited upon receipt, but subject to final payment and receipt by the Bank of immediately available funds, and receipt by the Bank of such forms, documents and information as are required by the Bank from time to time and received in the appropriate time frames. If an Omnibus Account has been established for the Funds, such money shall be initially credited to the Omnibus Account pending its allocation to, and deposit in, an Account. The Bank shall be entitled to reverse any credits previously made to a Fund's Account or an Omnibus Account where money is not finally collected or where a credit to such account was in error.

     2. DISBURSEMENT OF MONEY. The Bank shall disburse money credited to an Account only:

     (i) pursuant to Written Instructions of such Fund transmitted through ACCESS (except as otherwise provided in Article V, Section 7 hereof), to transfer funds as directed by such Fund (including transfers through the Federal Reserve Bank of New York transfer wire and the New York Automated Clearing House);

     (ii) in payment of drafts drawn by an Authorized Person or Shareholder (as appropriate for the particular Account), subject to the terms hereof; or

     (iii) in payment of charges to such Account representing amounts payable to the Bank, and chargeable against such Account, as provided in this Agreement.

The Bank shall be required to disburse money in accordance with the foregoing only insofar as such money is immediately available and on deposit with the Bank. If an Omnibus Account has been established for the Funds, such money shall be credited to the Omnibus Account pending such disbursement. All instructions directing the disbursement of money credited to an Account or Omnibus Account under this Agreement (whether through ACCESS or by Oral Instructions pursuant to Article V hereof) must identify an account to which such money shall be transferred, and include all other information reasonably required by the Bank from time to time. It is understood and agreed that with respect to any such instructions, when instructed to credit or pay a party by both name and a unique numeric or alpha-numeric identifier (E.G., ABA number or account number), the Bank and any other financial institution participating in the funds transfer may rely solely on the unique identifier, even if it identifies a party different than the party named. Such reliance on a unique identifier shall apply to beneficiaries named in such instructions as well as any financial institution which is designated in such instruction to act as an intermediary in a funds transfer.

     3. REDEMPTION DRAFTS: SHAREHOLDER INFORMATION. (a) Each Fund shall be entitled to supply its Shareholders with redemption drafts, but only in a form and substance agreed to by the Bank. The Bank agrees to give each Fund sixty (60) days prior notice of any changes to the form or substance of redemption drafts required by the Bank, provided that if such change is required by applicable rules or procedures of the Federal Reserve or any clearinghouse through which such drafts may be presented, the Bank may give less than sixty (60) days prior notice of such change.

     (b) Each Fund will promptly furnish to the Bank (i) the name, mailing address and telephone number of each Shareholder of such Fund, and (ii) specimen signatures for all individuals authorized to draw redemption drafts (whether on their own behalf or on behalf of third parties). Each Fund will promptly advise the Bank of individuals no longer authorized to draw redemption drafts, and those individuals newly authorized. Such information shall be provided to the Bank in a mutually agreed upon format.

     4. REDEMPTION DRAFT RETURNS. A Fund may give the Bank Oral or Written Instructions from time to time to return unpaid redemption drafts of the Fund to the presenting financial institution for any reason, and the Bank shall use reasonable efforts to comply with such Oral or Written Instructions provided that such compliance would not prejudice or impair any rights or privileges of the Bank under prevailing draft return procedures and would not be contrary to prevailing industry rules, procedures, customs or practices. Notwithstanding the foregoing, or any other provision in this Agreement or Schedule I hereto, the Bank (i) may return redemption drafts with unauthorized or missing signatures to the presenting financial institution in accordance with prevailing banking industry draft return procedures, and (ii) shall have no obligation to request Oral or Written Instructions from a Fund with respect to any redemption drafts.

                                   ARTICLE IV
                      ADVANCES, OVERDRAFTS OR INDEBTEDNESS
                      ------------------------------------

     1. If the Bank in its sole discretion advances funds, or if there shall arise for whatever reason an overdraft or other indebtedness in connection with any Account or Omnibus Account, such advance, overdraft or indebtedness shall be deemed a loan made by the Bank to the Fund to which the Account relates, or in the case of an Omnibus Account, to which such advance, overdraft or indebtedness relates, payable on demand and bearing interest from the date incurred at the Overdraft Rate, such Overdraft Rate to be adjusted on the effective date of any change in the fed funds rate constituting a part thereof. In the event of any advance, overdraft or other indebtedness in connection with an Omnibus Account, the Bank shall be furnished promptly (and in any event by 12:00 p.m. on the next Business Day after such advance, overdraft or indebtedness) with Written Instructions identifying each Fund to which such advance, overdraft or indebtedness relates, and the amount allocable to such Fund(s).

     2. Each Fund hereby agrees with respect to its Account(s), any Omnibus Account(s) and any advances, overdrafts or other indebtedness that the Bank shall have a continuing lien and security interest in and to any property at any time held by it for the benefit of the Fund either hereunder or under such Fund's Custody Agreement with the Bank, or in which the Fund may have an interest which is then in the Bank's possession or control or in possession or control of any third party acting in the Bank's behalf, including in its behalf as The Bank under the Fund's Custody Agreement with the Bank. Each Fund authorizes the Bank, in its sole discretion, at any time to charge any advance, overdraft or indebtedness together with interest due thereon at the Overdraft Rate against any balance of accounts standing to the Fund's credit on the books of the Bank, including those books maintained by the Bank in its capacity as The Bank for the Fund under its Custody Agreement with the Fund.

     3. Each Fund agrees that upon allocation of all advances, overdrafts or indebtedness to its account pursuant to paragraph 1 above, its total borrowings from all sources (including the Bank) shall be in conformity with the requirements and limitations set forth in the Investment Company Act of 1940, as amended, and the Fund's Prospectus. Each Fund shall promptly (and in any event within one Business Day) notify the Bank in writing whenever it fails to comply with any of the foregoing requirements.

                                    ARTICLE V
                      ACCESS, CALL-BACK SECURITY PROCEDURE
                      ------------------------------------

     1. SERVICES GENERALLY. Each Fund shall be permitted to utilize ACCESS to obtain direct on-line access to its Accounts and Omnibus Accounts. ACCESS shall permit each Fund at the times mutually agreed upon by the Bank and such Fund to receive reports, make inquiries, instruct the Bank to disburse money in accordance with Article III, and perform such other functions as are more fully set forth in Schedule I hereto.

     2. PERMITTED USE; PROPRIETARY INFORMATION; EQUIPMENT. (a) Upon delivery to a Fund of software enabling such Fund to utilize ACCESS (the "Software"), the Bank grants to the Fund a personal, nontransferable and nonexclusive license to use the Software solely for the purpose of transmitting Written Instructions, receiving reports, making inquiries or otherwise communicating with the Bank in connection with the Account(s) or the Omnibus Account. Each Fund shall use the Software solely for its own internal and proper business purposes and not in the operation of a service bureau. Except as set forth herein, no license or right of any kind is granted to any Fund with respect to the Software. Each Fund acknowledges that the Bank and its suppliers retain and have title and exclusive proprietary rights to the Software, including any trade secrets or other ideas, concepts, know-how, methodologies, or information incorporated therein and the exclusive rights to any copyrights, trademarks and patents (including registrations and applications for registration of either), or other statutory or legal protections available in respect thereof. Each Fund further acknowledges that all or a part of the Software may be copyrighted or trademarked (or a registration or claim made therefor) by the Bank or its suppliers. No Fund shall take any action with respect to the Software inconsistent with the foregoing acknowledgments, nor shall any Fund attempt to decompile, reverse engineer or modify the Software. No Fund may copy, sell, lease or provide, directly or indirectly, any of the Software or any portion thereof to any other person or entity without the Bank's prior written consent. No Fund may remove any statutory copyright notice or other notice included in the Software or on any media containing the Software. Each Fund shall reproduce any such notice on any reproduction of the Software and shall add any statutory copyright notice or other notice to the Software or media upon the Bank's request.

     (b) Each Fund acknowledges that all data bases made available as part of, or through ACCESS, and any proprietary data, processes, information and documentation (other than any such which are or become part of the public domain or are legally required to be made available to the public) (collectively, the "Information"), are the exclusive and confidential property of the Bank. Each Fund shall keep the Information confidential by using the same care and discretion that each Fund uses with respect to its own confidential property and trade secrets, and shall neither make nor permit any disclosure without the express prior written consent of the Bank.

     (c) Each Fund shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize ACCESS and receive the services thereby, and the Bank shall not be responsible for the reliability or availability of any such equipment or any services used in connection with ACCESS.

     (d) Upon termination of this Agreement for any reason, each Fund shall return to the Bank any and all copies of the Information which are in such Fund's possession or under its control, or distributed to third parties. The provisions of this Article shall not affect the copyright status of any of the Information which may be copyrighted and shall apply to all Information whether or not copyrighted.

     3. MODIFICATIONS. The Bank reserves the right to modify ACCESS or the Software from time to time without notice to any Fund. Each Fund agrees not to modify or attempt to modify ACCESS or the Software without the Bank's prior written consent. Each Fund acknowledges that ACCESS and the Software are the property of the Bank and, accordingly, each Fund agrees that any modifications to ACCESS or the Software, whether by such Fund or the Bank and whether with or without the Bank's consent, shall become the property of the Bank.

     4. NO REPRESENTATIONS OR WARRANTIES. The Bank and its manufacturers and suppliers make no warranties or representations, express or implied, in fact or in law, including but not limited to warranties of merchantability and fitness for a particular purpose, in connection with any Fund's use of ACCESS or the Software.

     5. SECURITY; RELIANCE, UNAUTHORIZED USE. Each Fund will, and will cause all persons utilizing ACCESS to, treat the user and authorization codes, passwords and authentication keys applicable to ACCESS with extreme care. The Bank is hereby irrevocably authorized to act in accordance with and rely on Written Instructions received by it through ACCESS. Each Fund acknowledges that it is its sole responsibility to assure that only Authorized Persons use ACCESS and that the Bank shall not be responsible nor liable for any unauthorized use thereof, and agrees that the security procedures to be followed in connection with the Fund's transmission of Written Instructions through ACCESS provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

     6. LIMITATIONS OF LIABILITY. (a) Except as otherwise specifically provided in Section 6(b) below, the Bank shall have no liability for any losses, damages, injuries, claims, costs or expenses of a Fund arising out of or in connection with any failure, malfunction or other problem relating to any Fund's use of ACCESS, except for money damages suffered as the direct result of the negligence of the Bank in an amount not exceeding, in the aggregate for all such losses, damages, injuries, claims, costs and expenses of a Fund arising during any month, the total charges paid by such Fund to the Bank for ACCESS and services hereunder which caused such loss, damage, injury, claim, cost or expense during the 12 months preceding the month in question, or such lesser number of months as a Fund has used ACCESS if such Fund has not received 12 months use of ACCESS; provided however, that the Bank shall have no liability under this Section 6(a) if a Fund fails to comply with the provisions of Section 6(d).

     (b) The Bank's liability for its negligence in executing or failing to execute a Fund's Written Instructions received through ACCESS shall be only with respect to a transfer, or failure to transfer, funds not in accordance with such Written Instructions after such instructions have been duly acknowledged by the Bank, and shall be contingent upon the Fund complying with the provisions of
Section 6(d) below, and shall be limited to (i) restoration of the principal amount mistransferred, if and to the extent that the Bank would be required to make such restoration under applicable law, and (ii) the lesser of (A) a Fund's actual pecuniary loss incurred by reason of its loss of use of the mistransferred funds or the funds which were not transferred, as the case may be, or (B) compensation for the loss of the use of the mistransferred funds or the funds which were not transferred, as the case may be, at a rate per annum equal to the average Federal Funds rate as computed from the Federal Reserve Bank of New York's daily determination of the effective rate for Federal Funds, for the period during which a Fund has lost use of such funds. In no event shall the Bank have any liability for failing to execute Written Instructions for the transfer of funds which are received by it through ACCESS other than through the applicable transfer module for the particular instructions.

     (c) Without limiting the generality of the foregoing, it is hereby agreed that in no event shall the Bank or any manufacturer or supplier of its computer equipment, software or services be responsible for any special, indirect, incidental or consequential damages which a Fund may incur arising out of or in connection with ACCESS or the services provided thereby, even if the Bank or such manufacturer or supplier has been advised of the possibility of such damages and regardless of the form of action.

     (d) Each Fund shall notify the Bank of any errors, omissions or interruptions in, or delay or unavailability of, ACCESS as promptly as practicable, and in any event within one Business Day after the earliest of (i) discovery thereof, (ii) the date discovery should have occurred through the exercise of reasonable care, and (iii) in the case of any error, the date of the earliest notice to such Fund which reflects such error.

     (e) The Bank shall acknowledge through ACCESS its receipt of each Written Instruction communicated through ACCESS, and in the absence of such acknowledgement the Bank shall not be liable for any failure to act in accordance with such Written Instruction and the Funds may not claim that such Written Instruction was received by the Bank.

     7. FUNDS TRANSFER BACK-UP PROCEDURE (a) In the event ACCESS is inoperable and a Fund is unable to utilize ACCESS for the transmission of Written Instructions to the Bank to transfer funds, the Fund may give Oral Instructions regarding funds transfers, it being expressly understood and agreed that the Bank's acting pursuant to such Oral Instructions shall be contingent upon the Bank's verification of the authenticity thereof pursuant to the Call-Back Security Procedure set forth on Schedule III hereto (the "Procedure"). In this regard, each Fund shall deliver to the Bank a Funds Transfer Telephone Instruction Authorization in the form of Schedule III-A hereto, identifying the individuals authorized to deliver and/or confirm all such Oral Instructions. Each Fund understands and agrees that the Procedure is intended to determine whether Oral Instructions received pursuant to this Section are authorized but is not intended to detect any errors contained in such instructions. Each Fund hereby accepts the Procedure and confirms its belief that the Procedure is commercially reasonable.

     (b) The Bank shall have no liability whatsoever for any funds transfer executed in accordance with Oral Instructions delivered and confirmed pursuant to this Section 7 and Schedule III hereto. The Bank's liability for its negligence in executing or failing to execute any such Oral Instructions shall be determined by reference to Section 6(b) of this Article.

     (c) The Bank reserves the right to suspend acceptance of Oral Instructions pursuant to this Section 7 if conditions exist which the Bank, in its sole discretion, believes have created an unacceptable security risk.

     8. EXPORT RESTRICTIONS. EXPORT OF THE SOFTWARE IS PROHIBITED BY UNITED STATES LAW. EACH FUND AGREES THAT IT WILL NOT UNDER ANY CIRCUMSTANCES RESELL, DIVERT, TRANSFER, TRANSSHIP OR OTHERWISE DISPOSE OF THE SOFTWARE (IN ANY FORM) IN OR TO ANY OTHER COUNTRY. IF THE BANK DELIVERED THE SOFTWARE TO ANY FUND OUTSIDE OF THE UNITED STATES, THE SOFTWARE WAS EXPORTED FROM THE UNITED STATES IN ACCORDANCE WITH THE EXPORT ADMINISTRATION REGULATIONS. DIVERSION CONTRARY TO U.S. LAW IS PROHIBITED. Each Fund hereby authorizes the Bank to report its name and address to government agencies to which the Bank is required to provide such information by law.

     9. ENCRYPTION. Each Fund acknowledges and agrees that encryption may not be available for every communication through ACCESS, or for all data. Each Fund agrees that The Bank may deactivate any encryption features at any time, without notice or liability to any Fund, for the purpose of maintaining, repairing or troubleshooting ACCESS or the Software.

                                   ARTICLE VI
                               CONCERNING THE BANK
                               -------------------

     1. STANDARD OF CARE: PRESENTMENT OF CLAIMS. Except as otherwise provided herein, the Bank shall not be liable for any costs, expenses, damages, liabilities or claims (including attorney's fees) incurred by a Fund, except those costs, expenses, damages, liabilities or claims arising out of the Bank's own negligence, bad faith or willful misconduct. Notwithstanding the foregoing or anything contained in Schedule I hereto, the Bank shall not be liable for any loss or damage, including attorney's fees, resulting from the Bank paying any redemption draft containing a forged drawer signature, unless such loss or damage arises out of the Bank's gross negligence, bad faith or willful misconduct. All claims against the Bank hereunder shall be made by the respective Fund as promptly as practicable, and in any event within 6 months from the date of the action or inaction on which such claim is based, and shall include reasonable documentation evidencing such claim and loss.

     2. NO LIABILITY. The Bank shall have no obligation hereunder for costs, expenses, damages, liabilities or claims, including attorney's fees, which are sustained or incurred by reason of any action or inaction by the Federal Reserve wire transfer system or the New York Automated Clearing House. Notwithstanding any other provision elsewhere contained in this Agreement, in no event shall the Bank be liable to any Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action.

     3. INDEMNIFICATION. Each Fund shall indemnify and exonerate, save and hold harmless the Bank from and against any and all costs, expenses, damages, liabilities or claims, including reasonable attorney's fees and expenses, which the Bank may sustain or incur or which may be asserted against the Bank by reason of or as a result of any action taken or omitted by the Bank in connection with its performance under this Agreement, except those costs, expenses, damages, liabilities or claims arising out of the Bank's own negligence, bad faith or wilful misconduct. This indemnity shall be a continuing obligation of each Fund notwithstanding the termination of this Agreement, any Account or Omnibus Account with respect to a Fund.

     4. NO OBLIGATION TO INQUIRE. Without limiting the generality of the foregoing, the Bank shall in no event be under any obligation to inquire into, and shall not be liable for:

     (a) the due authority of any Authorized Person acting on behalf of a Fund in connection with this Agreement;

     (b) the genuineness of any drawer signature on any draft deposited in any Account or Omnibus Account, or whether such signature is a forgery, other than the signature of the drawer of any draft drawn on the Bank;

     (c) the existence or genuineness of any endorsement or any marking purporting to be an endorsement on any draft deposited in any Account or Omnibus Account, or whether such endorsement or marking is a forgery, it being expressly understood that all risks associated with the acceptance by the Bank of any draft payable to a payee other than a Fund for deposit in any Account or Omnibus Account pursuant to Oral or Written Instructions by the Fund shall be borne by such Fund;

     (d) any discrepancy between the pre-printed investment stub (other than a substitute stub created by the Bank) and the payee either named on a draft or written on the face thereof, provided the Bank has acted in accordance with the investment stub;

     (e) any discrepancy between the written amount for which any draft is drawn and the Magnetic Incription Character Recognition ("MICR") code enscribed thereon by any bank other than the Bank on any draft presented, provided the Bank has acted in accordance with the MICR code;

     (f) any disbursement directed by a Fund, regardless of the purpose therefor;

     (g) any determination of the Share balance of any Shareholder whose name is signed on any redemption draft;

     (h) any determination of length of time any Shares have been owned by any Shareholder or the method of payment utilized to purchase such Shares by such Shareholder;

     (i) any claims, liens, attachments, stays or stop payment orders with respect to any Shares, proceeds, or money, other than a stop payment order placed by a Fund on a draft drawn by such Fund on its Account or an Omnibus Account;

     (j) the propriety and/or legality of any transaction in any Account or Omnibus Account;

     (k) the lack of authority of any person signing as a drawer of a draft, provided such person and his specimen signature is specified in the certificate of authorized signatures last received by the Bank; or

     (l)   whether any redemption draft equals or exceeds any minimum amount.

     5. RELIANCE UPON INSTRUCTIONS. The Bank shall be entitled to rely upon any Written or Oral Instructions received by the Bank. Each Fund agrees to forward to the Bank Written Instructions confirming Oral Instructions in such manner so that such Written Instructions are received by the Bank by the close of business of the same day that such Oral Instructions are given to the

Bank. Each Fund agrees that the fact that such confirming Written Instructions are not timely received or that contrary Written Instructions are received by the Bank shall in no way affect the validity or enforceability of transactions previously authorized.

     6. FORCE MAJEURE. The Bank shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computers (hardware or software), transportation, or communications service; mechanical breakdowns; interruption or loss of ACCESS (except as otherwise provided in Section 7 of Article V); accidents; acts of civil or military authority; governmental actions; labor disputes; or inability to obtain labor, material equipment or transportation.

     7. NO IMPLIED DUTIES; PERFORMANCE ACCORDING TO APPLICABLE LAW. The Bank shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and Schedule I hereto, and no covenant or obligation shall be implied against the Bank. The Bank's duties and responsibilities hereunder shall be performed in accordance with applicable laws, regulations and rules, including but not limited to Federal Reserve Regulation CC and the Operating Rules of the New York Automated Clearing House, and the Bank shall have no obligation to take actions which in the reasonable opinion of the Bank are either inconsistent with, or prejudice or impair the Bank's rights under, any such laws, regulations and rules.

     8. REQUESTS FOR INSTRUCTIONS. At any time the Bank may apply to an officer of a Fund for Oral or Written Instructions with respect to any matter arising in connection with the Bank's duties and obligations hereunder, and the Bank shall not be liable for any action taken or permitted by it in good faith in accordance with such Oral or Written Instructions. Such application for Oral or Written Instructions may, at the option of the Bank, set forth in writing any action proposed to be taken or omitted by the Bank with respect to its duties or obligations hereunder and the date on or after which such action shall be taken, and the Bank shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which shall be at least 5 days after the date of such Fund's receipt of such application) unless, prior to taking or omitting any such action, the Bank has received Oral or Written Instructions in response to such application specifying the action to be taken or omitted. The Bank may apply for and obtain the advice and opinion of counsel (at its own expense), and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion.

     9. DELEGATION OF DUTIES. The Bank may delegate any of its duties and obligations hereunder to any delegee and may employ agents or attorneys-in-fact; provided however, that no such delegation or employment by the Bank shall discharge the Bank from its obligations hereunder. The Bank shall have no liability or responsibility whatsoever if any delegee, agent or attorney-in-fact shall have been selected or approved by a Fund. Notwithstanding the foregoing, nothing contained in this paragraph shall obligate the Bank to effect any delegation or to employ any agent or attorney-in-fact.

     10. FEES, INVOICES. (a) For its services hereunder, each Fund agrees to pay the Bank (i) its out-of-pocket expenses, (ii) the monthly fees and compensation set forth on Schedule II attached hereto, and (iii) any negative Calendar Month Earnings Credits, and such other amounts as may be mutually agreed upon from time to time. The Bank shall provide each Fund with a monthly activity analysis detailing service volumes, and including average Account Available Balances and average ledger balances, and all fees owing for such month.

     (b) The Bank shall submit periodic invoices specifying the amount of all out-of-pocket expenses, fees, compensation and negative Calendar Month Earnings Credits then due hereunder. The Bank may, and is hereby authorized by each Fund, to charge such amounts to an Omnibus Account or the appropriate Fund's Account(s), but only if such amounts remain unpaid for fifteen (15) days after the end of the period to which such amounts relate.

     11. APPLICATION OF CALENDAR MONTH EARNINGS CREDITS. (a) Any positive Calendar Month Earnings Credit for a calendar month shall be applied only as follows and only in the specified order:

     (i) First, applied against such compensation, fees, but not out-of-pocket expenses, payable by such Fund to the Bank under this Agreement for such month; and

     (ii) Second, applied against such compensation, fees, and negative Calendar Month Earnings Credits, but not out-of-pocket expenses, payable by such Fund to the Bank under this Agreement for any subsequent month in the same calendar year.

     (b) Except as provided above, in no event may any Calendar Month Earnings Credit be applied to any month other than the month in which it was earned. Calendar Month Earnings Credits may not be transferred to, or utilized by, any other Fund, person or entity. The portion, if any, of any Calendar Month Earnings Credit not used by a Fund may be carried, but only forward; provided, however, that in no event may any Calendar Month Earnings Credit, including those earned during the fourth calendar quarter, be carried beyond the end of the calendar year in which earned.

                                   ARTICLE VII
                                   TERMINATION
                                   -----------

     1. NOTICE. This Agreement may be terminated by either the Bank giving to any Fund, or any Fund giving to the Bank, a notice in writing specifying the date of such termination, which date shall be not less than 60 days after the date of the giving of such notice. Notwithstanding the foregoing, the Bank reserves the right to terminate this Agreement (a) at any time upon 30 days prior written notice if the condition precedent set forth in Article II, paragraph 3 is unfulfilled, and (b) upon notice if a Fund either (i) fails to comply with Article IV, Section 3, or (ii) borrows funds from the Bank in an amount exceeding the Bank's legal lending limit.

     2. OBLIGATIONS UPON TERMINATION. Upon termination, the Bank's sole obligations, which shall arise only after, and not before, each Fund which is the subject of such termination has paid to the Bank all out-of-pocket expenses, fees, compensation, negative Calendar Month Earnings Credits and other amounts owed by such Fund to the Bank, shall be (i) to deliver to the affected Fund(s) such records, if any, as may be owned by such Fund(s), in the form and manner kept by the Bank on such date of termination, and (ii) to pay to the affected Fund(s) any monies held for their account hereunder.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     1. CERTIFICATES OF AUTHORIZED PERSONS. Each Fund agrees to furnish to the Bank a new certificate of Authorized Persons in the event that any present Authorized Person of such Fund ceases to be an Authorized Person or in the event that any other Authorized Persons are appointed and authorized. Until such new certificate is received, the Bank shall be fully protected in acting under the provisions of this Agreement upon Oral or Written Instructions or signatures of the present Authorized Persons as set forth in the last delivered certificate.

     2. NOTICES. (a) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Bank, shall be sufficiently given if addressed to the Bank and received by it at its offices at 100 Washington Street, New York, New York 10286, ATTENTION: Division Manager - Mutual Funds, or at such other place as the Bank may from time to time designate in writing.

     (b) Any notice or other instrument in writing, authorized or required by this Agreement to be given to a Fund shall be sufficiently given if addressed to a Fund and received by it at 3100 Tower Boulevard, Suite 700, Durham, North Carolina 27707, or at such other place as such Fund may from time to time designate in writing.

     3. CUMULATIVE RIGHTS AND NO WAIVER. Each and every right granted to the Bank hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Bank to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by the Bank of any right preclude any other or future exercise thereof or the exercise of any other right.

     4. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

     5. AMENDMENTS. This Agreement may not be amended or modified in any manner except by a written agreement executed by the Bank and each Fund to be bound thereby, and, except in the case of an amendment to Schedule I hereto, authorized or approved by a resolution of each Fund's Board.

     6. HEADINGS. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provisions hereof.

     7. APPLICABLE LAW; CONSENT TO JURISDICTION; JURY TRIAL WAIVER. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to conflict of laws principles thereof. Each party hereby consents to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder and hereby waives its right to trial by jury.

     8. NO THIRD PARTY BENEFICIARIES. The provisions of this Agreement are intended to benefit only the Bank and each Fund and their respective permitted successors and assigns, and no right shall be granted to any other person by virtue of this Agreement.

     9. SUCCESSORS AND ASSIGNS. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by any Fund without the written consent of the Bank and authorized or approved by a resolution of such Fund's Board.

     10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     11. SEVERAL OBLIGATIONS. The parties acknowledge that the obligations of the Funds are several and not joint, that no Fund shall be liable for any amount owing by another Fund and that the Funds have executed one instrument for convenience only.

     12. YEAR 2000. Each Fund and the Bank hereby warrants to the other that it will use commercially reasonable efforts to ensure that the computer software and hardware systems ("Systems") that are owned by it and used by it to provide services to its clients ("Services") are 2000 Compliant or will be made 2000 Compliant before December 31, 1999. With respect to software that the Bank or a Fund licenses from third parties and uses in providing Services ("Third Party Software"), if the Bank or a Fund cannot certify any Third Party Software as 2000 Compliant, the Bank or such Fund, as the case may be, will use commercially reasonable efforts to replace such Third Party Software with software that is warranted or certified by its vendor as 2000 Compliant, if such replacement is available, compatible with the Bank's or such Fund's Systems (as the case may be) and deemed by the Bank or such Fund as appropriate under the circumstances. In the event that the Bank or a Fund uses third party service providers to provide Services or any portion thereof, ("Third Party Services"), the Bank and such Fund each warrants to the other that it has in place a program under which it will use commercially reasonable efforts to contact such service providers and obtain from them assurances that the Systems that they use in providing Services are 2000 Compliant. As used herein, the term "2000 Compliant" means that the Systems will function without material error caused by introduction of dates falling on or after January 1, 2000. Notwithstanding the foregoing, the parties hereto acknowledge and agree that the Bank and each Fund cannot and does not warrant that the Systems, Third Party Software or Third Party Services used by it will continue to interface with the hardware, firmware, software (including operating systems), records or data used by the other party or third parties, nor does the Bank or any Fund make any warranties hereunder with respect to any public utility, communications service provider, correspondent bank, securities depository, securities or commodities exchange, or funds transfer network.

     13. A copy of the Declaration of Trust of each Fund organized as a trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Board of Trustees of each such Fund as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually, but are binding only upon the assets and property of such Fund; provided however, that the Declaration of Trust of each Fund provides that the assets of a particular Fund shall under no circumstances be charged with liabilities attributable to any other Fund and that all persons extending credit to, or contracting with or having any claim against a particular Fund shall look only to the assets of that particular Fund for payment of such credit, contract or claim.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officers, thereunto duly authorized, as of the day and year first above written.


                                    By:  /s/ Margaret C. Landis
                                       --------------------------------------
                                          on behalf of each Fund identified
                                          on Schedule A attached hereto


                                    THE BANK OF NEW YORK

                                    By:  /s/ Jorge E. Ramos
                                       --------------------------------------
                                    Title:   JORGE E. RAMOS, VP

                                   SCHEDULE A


                                  NAME OF FUND

Oak Value Fund

                                    EXHIBIT A

I,      of              (the "Fund"), a     corporation do hereby certify that:

     The following individuals have been duly authorized by the [Board of Directors][Board of Trustees) of the Fund in conformity with the Fund's [Articles of Incorporation][Declaration of Trust] and By-Laws to to give Oral Instructions and Written Instructions on behalf of the Fund for purposes of the Fund's Cash Management and Related Services Agreement, and the signatures set forth opposite their respective names are their true and correct signatures.

         NAME                                   SIGNATURE


    Mary Madick                             /s/ Mary Madick
    ------------------------                -----------------------
    Susan McEntire                          /s/ Susan McEntire
    ------------------------                -----------------------
    Matt Ebersbach                          /s/ Matt Ebersbach
    ------------------------                -----------------------
    Susan Bateman                           /s/ Susan Bateman
    ------------------------                -----------------------
    Dana Sims                               /s/ Dana Sims
    ------------------------                -----------------------


                                    /s/ Margaret C. Landis
                                    ----------------------
                                      [Title of Officer]
                                          Asst. Sec.

                         THE TUSCARORA INVESTMENT TRUST

                         ASSISTANT SECRETARY CERTIFICATE

I, Margaret C. Landis, hereby certify that I am a duly elected and acting Assistant Secretary of The Tuscarora Investment Trust, a Massachusetts business trust (the "Trust"), and further certify that the following resolutions were adopted by the Board of Trustees of the Trust at a meeting duly held on November 2, 1999, at which a quorum was at all times present and that such resolutions have not been modified or rescinded and remain in full force and effect as of the date hereof.

          RESOLVED, that the form of Bank of New York ("BONY") Cash Management and Related Services Agreement (the "Agreement") presented to this meeting by and between the Trust and BONY be, and it hereby is, approved, subject to such changes in terms and form as may be approved by the officer or officers executing the same on behalf of the Trust, such execution to constitute conclusive evidence of such approval.

          FURTHER RESOLVED, that in conformity with the Declaration of Trust and By-Laws of the Trust, the following persons be, and they hereby are, authorized to give Oral Instructions and Written Instructions (as such terms are defined in the Agreement) on behalf of the Trust for purpose of the Agreement.

                               AUTHORIZED PERSONS

                     Mary Madick             Susan McEntire
                     Matt Ebersbach          Sue Bateman
                     Dana Sims               George W. Brumley, III
                     David R. Carr, Jr.      Margaret C. Landis

          FURTHER RESOLVED, that the appropriate officers of the Trust be, and each of them hereby is, authorized in the name and on behalf of the Trust to do all such further acts, including establishing one or more accounts with BONY, and to execute and deliver all such instruments and documents as may be necessary or, in the opinion of the officer or officers acting, desirable and proper to carry into effect the purposes of the foregoing resolutions and to effect the performance by the Trust of its obligations under the Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand, as of the 17th day of November, 1999.


                                             /s/ Margaret C. Landis
                                             ------------------------------
                                             Margaret C. Landis
                                             Assistant Secretary

                                   SCHEDULE I
                            CASH MANAGEMENT SERVICES

I.   DRAFT DEPOSITS

     a)   LOCK BOX

          - Mail pick-ups will be made several times a day from designated P.O. Boxes.

          - Upon receipt by the OCR Processing Department, all payments will be processed by reading optical character recognition (OCR) information printed on the remittance document. The payment amount will be based on the draft(s) accompanying the document.

          - The Bank will microfilm investment drafts daily and forward original remittance stubs grouped by batch as instructed by the Fund. Film research on payment drafts will be handled by the Bank. The Bank will respond in two business days.

          - The Bank will endorse and microfilm drafts received through a mutually agreed upon cut-off time and transmit a daily file of the items processed at a mutually agreed upon time via access. Each transmission will include for each transaction, the fund code, account number, batch control number and investment amount. The Bank will allow up to two blocking sorts to be defined by the Fund and agreed on by the Bank. (The transmitted file will be retained by the Bank for 5 business days).


     b)   OCR SPECIAL HANDLING ITEMS

          - In the absence of a machine readable remittance stub, the Bank will create a substitute document if the investor's fund code and account number is written on the face of the draft.


          - Multiple drafts with one remittance stub will be processed provided the amount stated on the remittance document proves to the sum of the drafts. If an amount is not indicated, the payment will be processed based on the total of the drafts. The longest hold period will govern the blocking indicator.

                                   SCHEDULE I
                            CASH MANAGEMENT SERVICES

               One draft with multiple remittance stubs will be processed provided amounts are stated on the stubs and they prove in the aggregate.

               Multiple drafts and/or multiple stubs not in proof will be forwarded no later than the end of the next business day by overnight courier as directed by the for disposition.

          - Any drafts received below the minimum acceptance amount will be forwarded no later than close of business on the next business day by overnight courier as directed by the Fund for disposition.

          - Any drafts received by the Bank for investment which cannot reasonably be processed will be forwarded no later than close of business on the next business day by overnight courier as directed by the Fund for disposition.

          - Except for drafts drawn on Canadian banks in U.S. dollars (which shall be processed), drafts drawn on other foreign banks in U.S. dollars will be forwarded to the Bank's foreign collection department for remittance. Drafts not drawn in U.S. dollars, including Canadian banks, will be forwarded no later than the end of the next business day as directed by the Fund by overnight courier for disposition.

          - Correspondence accompanying any investment will be forwarded unread as directed by the Fund with an indication "Payment in Process". The payment will be processed according to the accompanying stub. If no stub is included, the Bank will use reasonable efforts to invest the draft.

     c)   DEPOSITS

          - The Bank will accept deposits of encoded and unencoded items (batched separately) at mutually agreed upon intervals.

          - The Bank will notify the Fund of any discrepancies between the deposit total and the amount written on the deposit slip. The deposit will be posted for the amount equal to the drafts.


     d)   RETURN ON DEPOSITS

          - The Bank will forward return items as directed by the Fund by overnight courier no later than the closed on the next business day.

                                   SCHEDULE I
                            CASH MANAGEMENT SERVICES

II.  REDEMPTION DRAFTS

          - The Bank will provide, interim notifications by Fund, of the aggregate dollar amount of drafts received by the Bank up to the time of notification with a final notification by approximately 2:00 P.M. New York time via access.

          - The Bank will send as directed by the Fund an electronic transmission(s) via access containing the fund code, account number, amount, draft number and microfilm reference number for drafts presented that day by approximately 3:00 P.M. on each business day. The Bank will also send no later than the end of the next business day by overnight courier a hard copy report reflecting the data previously sent by electronic transmission as directed by the Fund.

          - The Bank will provide a microfilmed copy of all paid redemptions drafts.

          - The Bank will verify signatures to a file maintained and updated and made available on-line by the Fund to the Bank or a file maintained by the Bank and updated by the Fund. At its discretion, the Bank will return unpaid any draft if it believes the signature of drawer is invalid, as well as, unsigned drafts. Any person authorized by the Fund may review these items and override the Bank's decision by providing an authorization to pay a draft at a mutually agreed upon cut-off time.

          - The Bank will return redemption drafts provided written instructions are received from an authorized person at a mutually agreed upon cut-off time. The reason for the return must be included with such instructions.

          - The Bank will either warehouse or forward paid redemption drafts sorted upon request as directed by the Fund for disposition.

                                   SCHEDULE I
                            CASH MANAGEMENT SERVICES

III. INCOMING FED WIRES

          - The Bank will post all incoming Funds Transfer transactions when the complete Demand Deposit Account is provided on the wire.

          - The Bank will use reasonable efforts to apply incoming Funds Transfer transactions when only the name of the Fund is provided on the wire.

IV.  OUTGOING FED WIRES

          - The Bank will send all wires with respect to which instructions are received via access by 4:00 P.M. each Bank business day by the close of business that day.

          - The Bank will send all wires with respect to which instructions are received and confirmed via the funds Transfer Call Back Security Procedure by 4:00 each Bank business day, by the close of business that day.

V.   DRAFTS DRAWN BY THE FUND

     a)   ARP

          - The Bank will provide the Transfer Agent with full or with partial reconciliation and, if requested, on-line inquiry capability via access.

          - The Fund will arrange for transmission via access of an automated drafts issued file to the Bank daily, weekly or monthly in the Bank's format, if the Fund selects the Bank's full reconciliation package.

          - The Bank will provide daily/monthly transmissions via access for updates on paid items.

     b)   STOP PAYMENT (EXCLUDING REDEMPTION DRAFTS)

          - The Bank will accept written stop payment requests on drafts issued by the Fund, and maintain appropriate stop payment files in accordance with applicable regulations and banking practices.

     c)   WAREHOUSING

          - The Bank will warehouse paid drafts up to seven years as directed by the Fund.

                                   SCHEDULE I
                            CASH MANAGEMENT SERVICES

VII. ACH PROCESSING

     a)   PRE-NOTIFICATION

          - The Bank will accept pre-notifications via access in ACH format to be forwarded pursuant to ACH processing guidelines.

     b)   ACH RECEIVES

          - The Bank will post ACH items received via access in good order to the account for each Fund on settlement day. Details will be transmitted or displayed via access.

     c)   ACH ORIGINATED

          - Upon receipt via access of properly formatted ACH files by 5:30 P.M. the Bank will process ACH items by applicable NYACH deadlines for next day settlement and post the appropriate Fund account on settlement day.

     d)   ACH REVERSALS

          - ACH reversal items will be transmitted via access and the Bank will debit/credit the appropriate Fund account on settlement day.

     e)   ACH RETURNS AND NOTIFICATION OF CHANGES

          - The Bank will forward ACH returns and notification of charges as directed by the Fund no later than the end of the next business day after settlement.

                                   SCHEDULE I
                            CASH MANAGEMENT SERVICES

IX.  REPORTING SERVICES VIA ACCESS

a)   BALANCE REPORTING

          - The Bank will provide access to reports of prior business day balances and information on total credits and total debits by type of transaction. The service will be available on each business day and is currently available at 8:00 A.M. however, such time may be amended from time-to-time by the Bank.

          - The detail report will provide information on the individual debits and credits.

b)   DYNAMIC INFORMATION REPORTING

          - The Bank will provide access to an on-line, real time database containing intra-day balance information. The detail report can provide selected key information or full text, about each wire transfer, debit and credit, as they are processed. The service will be available on each business day and is currently available from 7:00 A.M. to 10:00 P.M., New York time, however, such time may be amended from time-to-time by the Bank.

c)   AUTOMATIC ADVICE

          - The Bank will provide via access the full text on all incoming and outgoing transfers, through a dedicated and self-activating high-speed terminal printer located at any site requested by the Fund.

d)   ITEM STATUS REPORT

          - The Bank will provide via access a report which reflects the current status of wire transfer payments sent through the Banks micro/CA$H Register system. Three business days of history can also be provided.

e)   DIRECT CUSTOMER INQUIRY

          - The Bank will provide direct on-line access to a history file to retrieve the detail of incoming and outgoing wire transfers that occurred during the most recent three month period. Different search criteria may be used, e.g. transaction reference number, account/amount date.

                                  SCHEDULE III
                   FUNDS TRANSFER CALL BACK SECURITY PROCEDURE

I.   INITIATING AND CONFIRMING FUNDS TRANSFERS INSTRUCTIONS

     - The Fund caller will state his or her name and confidential identification number.

     - BNY will determine whether the Fund caller is authorized to give Funds Transfer instructions, by reference to Schedule III-A hereto.

     - If the Fund caller is authorized, BNY will telephone a Fund individual, who is listed on Schedule III-A as a person authorized, to confirm instructions.

     - BNY will ask for the person's code. If correct, BNY will confirm the instructions.

     - Once confirmed, instructions cannot be revoked or amended unless received in a subsequent confirmed instructions. BNY will attempt to execute subsequent confirmed instructions, if practical under the circumstances, but with no obligation to do so.

II.  INSTRUCTIONS

     - To avoid duplication, the Fund should not send written confirmations of telephone instructions to BNY. If written instructions are received, BNY will not be responsible for losses incurred as a result of duplication.

     - Charges or additions to Schedule III-A can only be made by written instructions from a person believed by BNY to be an authorized officer of the Fund.

     - Deletions of any persona identified on Schedule III-A can be telephoned into the manager of Funds Transfer. BNY will tape record the conversion. The telephone call must be promptly confirmed in writing by the Fund.

                                  SCHEDULE III
                   FUNDS TRANSFER CALL BACK SECURITY PROCEDURE

III. RESPONSIBILITY

     -    BNY will change the authenticating codes periodically.

     - New codes cannot be used until an Acknowledgement Form, signed by an authorized officer of the Fund, is returned and received by BNY.

     - The Fund is responsible to safeguard the confidentiality of the assigned numbers and codes provided by BNY, and BNY shall not be liable for any loss arising from any unauthorized use.

     - BNY will request the assigned number, code and name. BNY will verify the information given, however, BNY cannot verify the identity of the caller, nor can BNY detect any errors contained in the instructions.

                                 SCHEDULE III-A
                      FUNDS TRANSFER TELEPHONE INSTRUCTIONS
                        AUTHORIZATION - CALL BACK SERVICE


TO:   The Bank of new York
      Funds Transfer Division
      Route #2, Box 245
      Airport Road
      Oriskany, N.Y. 13424
      Attention: Manager Domestic Department

FROM: Company Name:
                   -----------------------
              Attn:
                   -----------------------
           Address:
                   -----------------------

                   -----------------------

The following individuals are authorized to Initiate (I), Call Back (C), Initiate "and" Confirm (B), or Initiate "or" Confirm (E) funds transfer instructions by telephone. Dollar Amount Limits are also indicated, along with each individual's "Primary" Telephone Number:


                                  PRIMARY    SECURITY LEVEL     DOLLAR
NAME                              TEL. NO.    (L)(C)(B)(E)      LIMIT

-------------------------     -------------      -----        ---------
-------------------------     -------------      -----        ---------
-------------------------     -------------      -----        ---------
-------------------------     -------------      -----        ---------
-------------------------     -------------      -----        ---------
-------------------------     -------------      -----        ---------
-------------------------     -------------      -----        ---------
-------------------------     -------------      -----        ---------
-------------------------     -------------      -----        ---------
-------------------------     -------------      -----        ---------
-------------------------     -------------      -----        ---------
-------------------------     -------------      -----        ---------
-------------------------     -------------      -----        ---------
-------------------------     -------------      -----        ---------

"Contingency" Telephone Numbers are Listed Below:

--------------      --------------       -----------
--------------      --------------       -----------
--------------      --------------       -----------
--------------      --------------       -----------
--------------      --------------       -----------
--------------      --------------       -----------

                              THE BANK OF NEW YORK
                           "AUTHORIZED DEBIT ACCOUNTS"

                      FOR FUNDS TRANSFER TELEPHONE SERVICE

ACCOUNT NUMBER                                                      ACCOUNT NAME

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

NOTE:
Please Type. Strike through lines not used.

We hereby authorize The Bank of New York to accept, confirm, and execute Funds Transfer instructions from the person(s) listed on the authorization form pursuant to an in accordance with the terms and conditions attached, dated 11/14/91. This authorization replaces and supersedes all prior authorizations and will remain in effect until revoked or amended in writing.


Dated:                                      Corporate/Customer
Name:                                       Name of Signer:

Effective when accepted and
implemented by
The Bank of New York
Funds Transfer Division


By:
   -------------------------
Route #2, Box 245
Airport Road
Oriskany, NY 13424